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                                                                      Exhibit 11

                           J. C. PENNEY COMPANY, INC.
                         and Consolidated Subsidiaries

                  Computation of Net Income Per Common Share
                  -------------------------------------------
               (Amounts in millions except per common share data)

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


                                                                    13 Weeks Ended
                                              ---------------------------------------------------------
                                                     April 30, 1994                May 1, 1993
                                              ----------------------------  ---------------------------
                                              Shares                Income  Shares               Income
                                              ------                ------  ------               ------

Primary:
- - -------
Income before extraordinary charge and
  cumulative effect of accounting change                             $223                         $172
Dividend on Series B ESOP convertible
  preferred stock (after-tax)                                         (10)                         (10)
                                                                     ----                         ----
Adjusted income before extraordinary
  charge and cumulative effect of
  accounting change                                                   213                          162
Weighted average number of shares
  outstanding                                  236.5                         235.2
Common stock equivalents:
  Stock options and other dilutive effects       3.8                           2.7
                                               -----                 ----    -----                ----
                                               240.3                  213    237.9                 162
Income per common share before
  extraordinary charge and cumulative
  effect of accounting change                             $0.88                        $ 0.68
Extraordinary charge on debt redemption,
  net of income taxes                                        --        --               (0.07)     (17)
Cumulative effect of accounting change                       --        --                0.21       51
                                               -----      -----      ----    -----     ------     ----

                                               240.3                         237.9
                                               =====                         =====
Net income                                                           $213                         $196
                                                                     ====                         ====
Net income per common share                               $0.88                        $ 0.82
                                                          =====                        ======

Fully diluted:
- - -------------

Income before extraordinary charge and
  cumulative effect of accounting change                             $223                         $172
Tax benefit differential on ESOP dividend
  assuming stock is fully converted                                    (1)                          (1)
Assumed additional contribution to ESOP
  if preferred stock is fully converted                                (1)                          (2)
                                                                     ----                         ----
Adjusted income before extraordinary
  charge and cumulative effect of
  accounting change                                                   221                          169
Weighted average number of shares
  outstanding (primary)                        240.3                         237.9
Maximum dilution                                 0.0                           0.3
Convertible preferred stock                     21.5                          22.1
                                               -----                 ----    -----                ----
                                               261.8                  221    260.3                 169
Income per common share before
  extraordinary charge and cumulative
  effect of accounting change                             $0.84                        $ 0.65
Extraordinary charge on debt redemption,
  net of income taxes                                        --        --               (0.06)     (17)
Cumulative effect of accounting change                       --        --                0.19       51
                                               -----      -----      ----    -----     ------     ----

                                               261.8                         260.3
                                               =====                         =====
Net income                                                           $221                         $203
                                                                     ====                         ====
Net income per common share                               $0.84                        $ 0.78
                                                          =====                        ======
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